FIRST AMENDMENT TO INVESTMENT AGREEMENT

This First Amendment to Investment Agreement, dated as of January 23, 2020 (the “Amendment”), is entered into by and among TR Global Funding V, LLC, a Delaware limited liability company managed by TR Global Associates V, LLC (together with its successors and assigns, “Investor”), and Netlist, Inc., a Delaware corporation (together with its successors and assigns, “Plaintiff”).

RECITALS

WHEREAS, Investor and Plaintiff entered into that certain Investment Agreement, dated as of May 3, 2017 (as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Original Agreement”);

WHEREAS, Plaintiff is the sole and exclusive owner U.S. Patent Nos. 8,756,364, 8,516,185, 8,001,434, 8,359,501, 8,689,064, and 8,489,837 (collectively, the “Original Patents”) and 9,535,623, and 9,606,907 (the “Continuation Patents” and, together with the Original Patents, the “Patents”);

WHEREAS, Plaintiff filed causes of action for infringement of Patents against SK hynix Inc. and its Affiliates (as defined below) (the “Defendant”), including in the International Trade Commission Inv. No. 337-TA-1023, alleging that Defendant’s products infringe the Original Patents, and in the U.S. District Court for Central District of California Case No. 8-16-cv-1605, alleging that Defendant’s products infringe the Patents; and

WHEREAS, Investor and Plaintiff desire to revise certain economic terms of the Original Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Original Agreement.
2. Amendments to the Original Agreement. Subject to the terms and conditions hereof, the Original Agreement is hereby amended as follows:
(a) Section 6.5.1 of the Original Agreement is amended by adding an additional Section 6.5.1.1 as follows:

“6.5.1.1Resolution with Defendant.  Notwithstanding anything in Section 6.5.1. to the contrary, but subject to the last paragraph of this Section 6.5.1.1, upon (x) the occurrence of the events described in clause (c) of the definition of “Termination Date” and (y) receipt by Plaintiff of a Cash Recovery from a Reference Entity on or before [***], then such Cash Recovery shall be paid directly into the Proceeds Account and distributed as follows and not as set forth in Section 6.5.1:

(a)First, upon a Cash Recovery as received by or on behalf of Plaintiff, all such Cash Recoveries, net of up to [***] of any New Litigation costs, to Investor until Investor has received [***] (regardless of any tax payments that may be due to Korean tax authorities).  For the purposes of this Section “New Litigation Costs” means all costs and expenses incurred following [***] in connection with litigating, licensing, enforcing or defending patents with respect to the Defendant including without limitation all costs and expenses related to the Claims, the Litigation and any related appeals (provided that if Investor would receive less than [***] of Cash Recoveries pursuant to this Section 6.5.1.1(a), the amount of New Litigation Costs shall be reduced, for purposes of this Section 6.5.1.1(a), to the amount that would result in Investor’s receipt of [***] pursuant to this Section 6.5.1.1(a));

(b)Second, after the payment to Investor in 6.5.1.1(a) and any required payments to Korean taxing authorities (it being agreed and understood that Plaintiff will use its commercially reasonable best efforts, consistent with all legal requirements, to minimize any payments to Korean taxing authorities), the next [***] of Cash Recoveries to Plaintiff; and

Certain information has been omitted from this document because it is (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

(c)Third, after the payments in 6.5.1.1(a) and (b), [***] of all remaining Cash Recoveries to Investor, and [***] of all remaining Cash Recoveries to Plaintiff.

Notwithstanding the foregoing, if at least one of the following three events has not occurred on or before [***], then all Cash Recoveries received thereafter shall be distributed as set forth in Section 6.5.1 and not as in this Section 6.5.1.1:  (i) Plaintiff has received a Cash Recovery, (ii) (a) Plaintiff has filed a new patent infringement lawsuit in U.S. District Court against the Defendant and (b)  following the effective date of this Amendment, Plaintiff has made good faith efforts, in consultation with Investor, to schedule licensing/settlement discussions with Defendant, or (iii) following the effective date of this Amendment, Plaintiff has held licensing/settlement discussions with Defendant in consultation with Investor;  provided, however, that if any of the three events described in the immediately preceding clause has occurred on  or before [***], then Plaintiff and Investor agree to meet and confer for a period of thirty (30) days following [***] to discuss the continued application of this Section 6.5.1.1 and to negotiate the terms of a second amendment to this Agreement (if necessary) and if the parties cannot reach mutually agreeable terms for such a second amendment by [***], then this Section 6.5.1.1 automatically will be deemed deleted and be of no further force and effect after [***], upon which all Cash Recoveries shall be distributed as set forth in Section 6.5.1 and not as in this Section 6.5.1.1.

3. Releases and Termination of Interests.
(a) Mutual Release.

(i) Release by Plaintiff.  Plaintiff acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against Investor, in any case, arising from any action or failure of Investor to act under any Investment Facility Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to Investor under any Investment Facility Document.  Automatically upon the first distribution of the Cash Recovery pursuant to Section 6.5.1.1 of the Amended Agreement (the date of such occurrence, the “Release Date”), Plaintiff unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of Investor to Plaintiff, except the obligations required to be performed by Investor under the Original Agreement, as amended hereby (the “Amended Agreement”) on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which Plaintiff might otherwise have against Investor in connection with the Investment Facility Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

(ii) Release by Investor.  Automatically upon the Release Date, Investor unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of Plaintiff to Investor, except the obligations required to be performed by Plaintiff under the Amended Agreement on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which Investor might otherwise have against Plaintiff in connection with the Investment Facility Documents or the transactions contemplated thereby; provided, however, that Investor does not release any claims against Plaintiff (1) arising as a result of a claim asserted against Investor by a Reference Entity or another third party arising from or relating to the subject matter of this Amended Agreement or any Investment Facility Document or (2) arising from or relating to fraud or willful misconduct on Plaintiff’s part at any time.

(iii) Unknown Claims.  Each Party acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Section 3(a) and agrees, nonetheless, that this release shall be and remain effective in all respects

Certain information has been omitted from this document because it is (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

notwithstanding such different or additional facts or the discovery of them. Each Party expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(b) Lien Release.  In addition, on the Release Date, (i) subject to 12(e) of the Security Agreement, the Security Agreement and the security interests and licenses created thereby shall terminate and all rights to the Collateral (as defined in the Security Agreement) shall revert to Plaintiff, (ii) Investor agrees to file UCC amendments on or promptly after the Release Date to evidence the termination of the Liens (as defined in the Security Agreement) so released and (iii) Investor will, upon Plaintiff’s request and at Plaintiff’s cost and expense, (A) promptly return to Plaintiff (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) promptly execute and deliver to Plaintiff such documents and make such other filings as Plaintiff shall reasonably request to evidence such termination, without representation, warranty or recourse of any kind.

4. Representations and Warranties Regarding the Status of the Litigation. [***]

5. Conditions to Effectiveness.  This Amendment and the amendments set forth in Section 2 of this Amendment shall become effective upon receipt by Investor of this Amendment, duly executed and delivered by Plaintiff and Investor.

6. Ratification and Reaffirmation of Investment Facility Documents.  The terms and provisions of the Original Agreement and the other Investment Facility Documents are ratified and confirmed and shall continue in full force and effect without modification, except as expressly amended herein.  Plaintiff hereby agrees that all liens and security interests securing payment and performance of the Obligations are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.  Plaintiff and Investor agree that, subject to the terms and conditions hereof, the Amended Agreement and the other Investment Facility Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Nothing contained herein shall, by implication or otherwise, be deemed to constitute a waiver or amendment of, or a consent to the departure from, any term, provision or condition of the Amended Agreement and the other Investment Facility Documents, except as expressly set forth herein, or limit, impair or prejudice any right, power or remedy that any party to, or third-party beneficiary of, the Amended Agreement and the other Investment Facility Documents may now or in the future have under such agreement, document or instrument, which shall remain in full force and effect, and Investor hereby reserves all such rights and remedies.

7. Representations and Warranties.  To induce Investor to enter into this Amendment, Plaintiff hereby represents and warrants to Investor that: (a) each of the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of Plaintiff; (b) neither the execution, delivery nor performance of this Amendment will violate the organizational or governing documents of Plaintiff; (c) this Amendment constitutes a legal, valid and binding obligation of Plaintiff, enforceable against Plaintiff in accordance with the terms hereof except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (d) the representations and warranties contained herein are true and correct in all material respects (or in all respects in the case of any representation or warranty which is subject to any materiality qualifier) as of the date hereof and, after giving effect to this Amendment, the representations and warranties contained in the Investment Facility Documents are true and correct in all material

Certain information has been omitted from this document because it is (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

respects (or in all respects in the case of any representation or warranty which is subject to any materiality qualifier) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects (or in all respects in the case of any representation or warranty which is subject to any materiality qualifier) on and as of such earlier date; and (e) both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Original Agreement or the Amended Agreement and the other Investment Facility Documents.

8. Entire Agreement. This Amendment, together with the Original Agreement and the other Investment Facility Documents, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter (provided that the Amendment supersedes the Original Agreement only to the extent set forth herein).  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing signed by the parties hereto.

9. Miscellaneous.

(a) Continued Effectiveness of the Investment Facility Documents.  This Amended Agreement is limited solely for the purposes and to the extent expressly set forth herein and, except as expressly provided herein, the terms, provisions and conditions of Amended Agreement and the other Investment Facility Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.  This Amendment shall constitute an Investment Facility Document.

(b) Counterparts.   This Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

(c) Captions. Section headings are for convenience of reference only and do not affect the interpretation of this Amendment.
(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF THAT JURIDCITION'S CONFLICTS OF LAW PRINCIPLES.

(e) Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVES THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO THIS AMENDMENT, THE OTHER INVESTMENT FACILITY DOCUMENTS, OBLIGATIONS OR COLLATERAL, AND EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY TO ENTER INTO THIS AMENDMENT.  EACH PARTY HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHT FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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Certain information has been omitted from this document because it is (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

PLAINTIFF:

NETLIST, INC.

By:	/s/ Marc J. Frechette
	Name:	Marc J. Frechette
	Title:	Chief Licensing Officer

INVESTOR:

TR GLOBAL FUNDING V, LLC

By:	/s/ Michael K. Rozen
	Name:	Michael K. Rozen
	Title:	President and CEO

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Certain information has been omitted from this document because it is (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.